Exhibit 23.1

CONSENT OF MOHLER, NIXON & WILLIAMS, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 84638) of Lam Research Corporation of our report dated May 6, 2003, with respect to the financial statements and schedule of the Savings Plus Plan, Lam Research 401(k) included in this Annual Report on Form 11-K.

/s/ MOHLER, NIXON & WILLIAMS

MOHLER, NIXON & WILLIAMS Accountancy Corporation

Campbell, California June 24, 2003